SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM SB-2

                                   Amendment 2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       -----------------------------------

                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                 (Name of small business issuer in its charter)

                                     Florida
                            (State of incorporation)

                                   04-3719075
                      (I.R.S. Employer Identification No.)

                                      4953
            (Primary Standard Industrial Classification Code Number)

                        760 S.E. Port St. Lucie Boulevard
                            Port St. Lucie, FL 34984

                                 (772) 344-4800

          (Address and telephone number of principal executive offices)
                        --------------------------------
                                  Will Cowdell
                       Choice Waste System Holdings, Inc.
                        760 S.E. Port St.Lucie Boulevard
                            Port St. Lucie, FL 34984

                                 (772) 344-4800

           (Name, address, and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.
If this form is filed pursuant to Rule 415 under the Securities Act, please check the following box. [x] If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement for the same offering.[ ] If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
---------------------  ------------ -------------------------- ----------------
Title of each class   Amount     Proposed maximum  Proposed maximum   Amount of
Of securities to      to be       offering price aggregate offering registration
be registered       registered   per share            price 1             fee
----------------------------------- -------------------------- ---------------
----------------------------------- -------------------------- ----------------
Common Stock      3,000,000          $4.00            12,000,000      $ 1104.00
..001 par
------------------------------------ -------------------------- ----------------

The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                                   PROSPECTUS
                       No Mimimum/3,000,000 Maximum Shares
                          CHOICE WASTE SYSTEM HOLDINGS, INC.
                                  Common Stock

This is our initial public offering. We are offering to sell common stock at a price of $4.00 a share. There is no escrow provision. There is no established public market for CHOICE WASTE SYSTEM HOLDING, INC.'s ("CWSH")common stock, and the offering price has been arbitrarily determined. CWSH's common stock is not currently listed or quoted on any quotation service. At this time we intend to offer the shares ourselves through our officer/director. Up to three million shares will be sold without the use of an underwriter. The securities are offered on a "best efforts" basis. The offering will terminate two years from the initial effective date of this offering. Management in its discretion may end the offering any time before the specified date.
                                                             -------------
The Common Stock offered is speculative and involves a high degree of risk and substantial dilution. See "Risk Factors" on page 4 of this prospectus.
                                                            --------------
These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                PRICE          UNDERWRITING DISCOUNTS AND         PROCEEDS TO
               TO PUBLIC              COMMISSIONS (1)                COMPANY
              ---------                -----------                  -------

Per Share      $  4.00                     $0                        $ 4.00

Total        $12,000,000                   $0                      $12,000,000

(1)Before deducting expenses payable by CWSH, estimated at approximately $80,000. CWSH may elect at some time to use an underwriter(s) in which case commission expense of up to 10% may be incurred.

CHOICE WASTE SYSTEM HOLDINGS, INC. reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part.


                                           The date of this Prospectus is
_______________, 2003.

TABLE OF CONTENTS


     PROSPECTUS SUMMARY ...................................................    3

     OFFERING .............................................................    3


     RISK FACTORS .........................................................    5

     USE OF PROCEEDS ......................................................    9

     CAPITALIZATION .......................................................   12

     DILUTION .............................................................   12

     PRICE RANGE OF SECURITIES ............................................   16

     DIVIDEND POLICY ......................................................   16

     PLAN OF DISTRIBUTION .................................................   16

     LEGAL PROCEEDINGS ....................................................   18


     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND

      CONTROL PERSONS .....................................................   18


     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

       AND MANAGEMENT .....................................................   19

     DESCRIPTION OF SECURITIES ............................................   21

     EXPERTS AND COUNSEL ..................................................   22


     DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

       FOR SECURITIES ACT LIABILITIES .....................................   22

     ORGANIZATION .........................................................   23

     DESCRIPTION OF BUSINESS ..............................................   25

     OPERATIONS ...........................................................   30

     MANAGEMENT'S PLAN OF OPERATION & DISCUSSION & ANALYSIS ...............   30

     SALES & MARKETING ....................................................   38

     SERVICE QUALITY CONTROL ..............................................   39

     GOVERNMENT REGULATION ................................................   39

     FACILITIES ...........................................................   39

     FACILITIES ...........................................................   41

     NUMBER OF EMPLOYEES ..................................................   44

     DESCRIPTION OF PROPERTY ..............................................   44

     DESCRIPTION OF PROPERTY ..............................................   44

     MARKET PRICE AND DIVIDENDS ...........................................   44

     EXECUTIVE COMPENSATION ...............................................   46

     LEGAL MATTERS ........................................................   47

     LEGAL MATTERS ........................................................   48

      FINANCIAL STATEMENTS
                                                                              48
      FINANCIAL STATEMENTS ............................................   F1-F96
      PRO FORMA FINANCIAL INFORMATION ...............................   PF1-PF11

                               PROSPECTUS SUMMARY

     The following is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety.

                                     THE COMPANY


     Choice Waste System Holdings, Inc. ("CWSH") is a construction and demolition hauling company as well as a garbage collection/recycling service provider holding company for subsidiary companies, currently consisting of four companies: Choice Sanitary Services of Florida, Inc., American Waste, LLC, T & W Lakeside, Inc., and Choice Sanitation, LLC. Choice Waste System Holdings, Inc. is a start-up company that acquired all of our subsidiaries in November 2002. CWSH currently operates in South Florida's Martin, St. Lucie and Indian River Counties. CWSH services all the major construction companies and home builders and also serves residential and commercial customers and holds exclusive contracts with St. Lucie County and the county's school district Choice Waste System Holdings, Inc.'s common stock is not currently listed or quoted on any quotation service. There can be no assurance that CWSH's common stock will ever be quoted on any quotation service or that any market for CWSH's stock will ever develop. Choice Waste System Holdings, INC. is a start-up company with limited revenues to date. CWSH is ready to expand its service area into Palm Beach, Broward, and Brevard Counties, moving toward its goal of becoming the dominant garbage collection/recycling service provider in South Florida, by expanding operations into these target markets while relying on established operations and associates in Martin, St. Lucie and Indian River Counties. Any expansion is dependent on the proceeds to be raised in the offering and that expansion cannot be assured, nor can Choice Waste System Holdings, Inc.'s success in its intension to become the dominant service provider be assured.


                                                          THE OFFERING

    Common Stock Offered                        Up to 3,000,000 shares

    Common Stock Outstanding

     After the Offering                         7,497,975


    Use of Proceeds                             Offering Costs, Acquisition
                                                Costs, Development Costs, Debt
                                                Reduction

    Symbol                                      None

    Risk Factors                                The shares of common stock
                                                involve a high degree of risk
                                                and immediate substantial
                                                dilution.  See "Risk Factors:
                                                and "Dilution"

    Term                                        of Offering Two years;
                                                management may end the offering
                                                at any time prior to two years
                                                at its discretion.

                                   THE COMPANY


Choice Waste System Holdings, Inc. ("CWSH"), was incorporated in Florida on September 18, 2002. Its offices are located at 760 S.E. Port St. Lucie Boulevard, Port St. Lucie, Florida 34984 (772) 344-4800. The principal officer of the Company, Will Cowdell, has been engaged in the business of construction and demolition hauling and commercial and residential trash collection and recycling in Florida for the past 15 years. See "Management". As used in this Prospectus, the terms "Company" and "CWSH" include Choice Waste System Holdings, Inc. and its subsidiaries, unless context clearly indicates otherwise.


                              FINANCIAL INFORMATION


     The premise for founding Choice Waste System Holdings, Inc. was to establish a company that would be a major player in the solid waste collection and transportation business, initially in the central and south Florida markets, through the acquisition of solid waste collection companies with profit potential. In November 2002 CWSH acquired Choice Sanitary Services of Florida, Inc., T & W Lakeside, Inc., Choice Sanitation LLC and American Waste LLC. As a result of the acquisitions, CWSH now operates a fleet of nineteen collection vehicles and has approximately 2200 roll-off containers at customer locations in the Port St. Lucie market area. This market includes commercial, industrial, residential and municipal recycling contract services. CWSH also has approximately 2000 portable toilets at customer locations.

     Management believes a review of CWSH's Financial Statements for the Fiscal Year Ending December 31, 2002 (pages F-80 - F-96) reaffirms its belief that the acquisitions represent an opportunity to create increased value by operating as a single company rather than operating each of the four companies independently.

     During the period (FYE 12/31/02) CWSH, including Choice Sanitation, American Waste, Choice Sanitary Services and T & W Lakeside, recorded revenues of $4 million as compared with $3.4 million in 2001. In its analysis of the financial information for FYE 12/31/02 and the comparison of revenues and expenses of all the entities (as if combined) for the FYE 12/31/01, management considered the fact that two of the companies, American Waste and T & W Lakeside were not operating in 2001 and therefore recorded neither revenue nor expense prior to the current FYE 12/31/02. The consistent past performance of Choice Sanitation, evident in their revenues of $3.4 million in 2001 and $2.8 million in 2000, was the key element in the CWSH $4 million of revenue for FYE 12/31/02. Though revenues for the period increased overall, extraordinary business development and administrative expenses related to the startup of American Waste and T & W Lakeside, as well as legal and accounting expenses for CWSH, and increased interest expense (due to advances to the company from stockholders) resulted in decreased net income for FYE 12/31/02.

     CWSH plans to expand its market service areas by acquiring businesses in adjacent counties, particularly Palm Beach, Broward, Dade and Brevard counties. The solid waste industry has a large number of small privately owned companies that may be available for acquisition. CWSH considers these small, privately owned companies to be target opportunities for continued growth in the solid waste collection, transportation and transfer/ disposal areas. Often these are smaller "Mom and Pop" companies providing similar services in similar locations. They are also generally undercapitalized and the owners may have business legacy issues such as estate planning and retirement. CWSH intends to acquire companies such as these that will add related and/or ancillary services to CWSH's current services and locations. CWSH is planning to acquire additional equipment necessary to provide service to an expanding customer base in its existing markets. Management cannot assure investors that it will be successful in reaching its goals. Any expansion is dependent on the proceeds to be raised in the offering. (See "Use of Proceeds" Section.)

     At 12/31/02 CWSH had a working capital deficit of $1 million. The primary reasons for the deficit are equipment purchase of approximately $500,000 that have been recorded as accounts payable until the equipment is financed, an increase in leased equipment during 2002, and other short-term obligations related to the company's filing of a registration statement in connection with this offering. CWSH intends to use a portion of the proceeds of the offering to pay off some of the long-term debt. (See "Use of Proceeds" Section .)


                                                                RISK FACTORS

     Prospective investors in the shares offered should carefully consider the following risk factors, in addition to the other information appearing in the prospectus.

     The Shares offered hereby involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. Such risks include, among others: the Company's stage of development, lack of immediate revenue, and problems inherent to rapid growth and expansion.

1.       Choice Waste System Holdings, Inc. is a development stage
         ---------------------------------------------------------

     company with a limited operating history. CWSH has a relatively limited operating history upon which an evaluation of CWSH's prospects can be made. Consequently, investors must consider the likelihood of success of CWSH in view of all the risks, expenses and delays inherent in the establishment and growth of a new business including, but not limited to, expenses, complications and delays which cannot be foreseen when a business is commenced, initiation of marketing activities, the uncertainty of market acceptance of new services, intense competition from larger more established competitors and other factors. Our ability to achieve profitability and growth will depend on successful expansion into target service areas. No assurance can be given that we will be able to capture the target service market as projected.


2.       Choice Waste System Holdings, Inc. needs to successfully

     complete this offering to implement expansion. CWSH presently has no other source of capital to fund expansions. In order for CWSH to have any opportunity for significant growth, we must successfully complete this Offering. The amount of funds raised in the offering will directly affect our ability to proceed with our expansion plan. The more money raised, the better our chances of implementing expansion. There can be no assurance that following this Offering, we will be able to capture and maintain our targeted service market on a successful basis or that continued profitability and growth will be achieved.


3.       Choice Waste System Holdings, Inc. is self-underwriting

     this offering without the benefit of experience and that may hamper our ability to complete the offering. Because we are attempting to sell the shares without the aid of an underwriter, our chances of success are diminished and you do not have the advantage of an underwriter's expertise to evaluate CWSH. We are not experienced in the business of selling securities and may not be able to complete the full offering, resulting in inadequate funds being raised to implement expansion.


4.       Choice Waste System Holdings, Inc. may face competition

     from sources that have substantially greater resources than we do. Although the markets that CWSH has targeted for entry can be intensely competitive, management feels there is little or no competition for its exceptional pricing and customer support and services. However, we may face competition from numerous sources, certain of which have substantially greater financial, technical, marketing, distribution, personnel and other resources than we do, permitting such companies to implement extensive marketing campaigns, both generally and in response to efforts by additional competitors to enter into new markets. Accordingly, our ability to compete will be dependent upon our ability to expand our reach into the marketplace in a timely manner and to successfully capture new outlets. Because there can be no assurance at this time that we will raise the funds necessary to fully implement our expansion in a timely manner, there can be no assurance that we will be able to compete successfully or that we will be able to successfully capture and maintain the targeted markets.


5.       Choice Waste System Holdings, Inc. relies on key personnel
         ----------------------------------------------------------

     to guide it toward success and failure of key personnel to perform may affect management's goals for growth and expansion. The success of CWSH depends in large part upon the continued successful performance of our current executive, Will Cowdell, in the continued development, marketing and operation of CWSH. Although we will employ additional qualified employees and possibly retain consultants who have significant experience, if management, namely Will Cowdell, should fail to perform for any reason whatsoever, the ability of CWSH to expand into targeted market areas will be adversely affected.


6.       Management owns a majority of the stock in Choice Waste
         -------------------------------------------------------

     System Holdings, Inc. and may retain control of management policies and the Board of Directors. Management currently holds approximately 65% of all outstanding and issued shares of Common Stock, and accordingly, management is able to control the policies of the Company and the Board of Directors. Following completion of the offering (maximum), Management will own approximately 40% to 53% of the outstanding shares of our common stock. Accordingly, by virtue of majority, they may retain control of management policies and the Board of Directors.

7.       The "restricted securities" eligible for sale after the
         -------------------------------------------------------
2. offering could negatively affect our stock prices. The prevailing market price of Choice Waste System Holdings, Inc.'s shares after we complete the Offering could be adversely affected by sales of common stock by the holders of CWSH's common stock already outstanding, or the perception that these sales may occur. All of the 4,497,975 shares of our outstanding common stock are "restricted securities", and, after being held for a period of one year, may be sold in compliance with Rule 144 of the Securities Act. Rule 144 provides, in essence, that a person after holding "restricted securities" for a period of one (1) year, may sell an amount that does not exceed:

- more than one percent of CWSH's shares then outstanding within any three-month period, (i.e. one percent would equal 44,980 shares as of the date of this Prospectus, 74,980 shares immediately after the successful completion of the maximum offering; or

- the average weekly trading volume during the four (4) weeks before any sale under Rule 144.
           Further, under Rule 144, the amount of "restricted securities" which a person who is not an affiliate of CWSH may sell is not limited when his or her shares have been held for over two (2) years.

8.       The offering price of the shares has been arbitrarily
         ------------------------------------------------------

     determined by Choice Waste System Holdings, Inc. and cannot be relied upon to reflect book value or net worth of CWSH. Because the offering price has been arbitrarily determined by us, it does not necessarily bear any relationship to the assets, book value, operating or financial results or net worth of CWSH or other generally accepted criteria of value and should not be considered as indicating any intrinsic value for the Shares. No independent appraisal of the value of the Shares has been obtained in connection with this offering.


9.       Choice Waste System Holdings, Inc. has not paid any
         ---------------------------------------------------
     dividends on its Common Stock. CWSH has not paid and does not plan to pay dividends on its common stock in the foreseeable future. CWSH anticipates that all earnings, if any, that may be generated from CWSH's operations will be used to finance the growth of CWSH and that cash dividends will not be paid to holders of the Common Stock.

10.      Investors participating in the Offering will incur
         --------------------------------------------------
     immediate and substantial dilution from the initial public offering price. All of the currently outstanding shares of Common Stock were issued at prices substantially lower than the price of the shares of Common Stock offered hereby. Investors participating in the Offering will incur immediate and substantial dilution of $2.11 in the net tangible book value per share of the Common Stock from the initial public offering price. See "Dilution."


     11. Investors may be unable to readily sell their securities if a market does not develop for the securities. Choice Waste System Holdings, Inc.'s common stock is currently not listed or quoted on any quotation service. There can be no assurance that CWSH's common stock will ever be quoted on any of the services or that any market for the stock will ever develop. Therefore, investors may not be able to readily sell their securities.

     12. Investors should be aware that Choice Waste System Holdings, Inc.'s audited December 31, 2002 Financial Statement reflected a loss for the period ending December 31, 2002. There can be no assurance that CWSH will make a profit in the current period or at any time in the future. If the company is unable to make a profit, the prospects for growth may be limited. Therefore, the value of CWSH's common stock may diminish.


                           FORWARD-LOOKING STATEMENTS

     The information herein contains forward-looking statements that involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of Choice Waste System Holdings, Inc., or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the competitive environment, inflation, changes in costs of goods and services, economic conditions in general and in the CWSH's business, demographic changes, changes in the availability of and terms of financing to fund the anticipated growth of the company's business, the ability to attract and retain qualified personnel, changes in CSWH's capital expenditure plans, and other factors referenced herein. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements can be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "should," "seeks," "anticipates," "intends" or the negative of any thereof, or other variations thereon or comparable terminology, or by discussions of strategy or intentions. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Choice Waste System Holdings, Inc. disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

                                 USE OF PROCEEDS


     There is no minimum number of shares that must be sold in this offering, and therefore, there is no assurance that CWSH will receive any proceeds or that it will receive proceeds in an amount that will assure its success in accomplishing its goals.

     Table 1 on the following page reflects proportionate allocation designations for partial and whole completion of the offering. The allocations therein represent CWSH's best estimates based upon our current plans and certain assumptions regarding industry and general economic conditions and CWSH's future revenue and expenditures. If any of these factors change, CWSH may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.




               In the following paragraphs and those following Table 1, management sets forth a summary of each allocation category (based on 100% completion of the offering). Should the offering proceeds be less than 100%, each allocation figure will be revised to correspond with those listed in Table 1.

               Offering Costs: CWSH will incur certain expenses in connection with the preparation and completion of this offering. Such costs will include accounting and legal costs of approximately $70,500; printing costs of approximately $500; transfer agent fees of approximately $7,000; and $2,000 of estimated miscellaneous expenses.

               Acquisition Costs: Choice Waste System Holdings, Inc. is in the solid waste transportation and collection business, which is comprised of numerous small companies that are ideal acquisition candidates for CWSH. Often these smaller "Mom and Pop" companies provide similar services in similar locations. They are also often undercapitalized and may have business legacy issues such as estate planning and retirement. CWSH intends to use a portion of the proceeds of this offering to acquire such companies that will add related and/or ancillary services to CWSH's current services and locations. Management believes that acquiring good operating companies with a proven track record and quality management would be a cost effective way to ensure growth. The Company has identified several acquisition opportunities but has not yet reached any agreements to acquire any acquisition candidates.

               Offering proceeds would be used for acquisition costs, approximately as follows:

                   Purchase Price
               $  400,000
                   Working Capital
               $  500,000
                   Debt Reduction
               $1,500,000
                   Equipment replacement
               $  580,000

                ---------
                   Total
               $2,980,000

               The success of CWSH's offering will determine the amount of acquisitions costs it will be able to expend. Should CWSH sell less than the offered shares, the amount of debt retirement and equipment replacement would be reduced accordingly.

                 TABLE 1 - USE OF PROCEEDS
                 -------------------------
            Choice Waste System Holdings, Inc.
                 Offering of Common Stock
               No Minimum/3,000,000 Maximum




          PART I
       ---------------------
                                    Percent                         Percent
                    25% / or     of $ 3 Million   50% / or        Of $ 6 Million
                 750,000 Shares      Total      1,500,000 Shares        Total
                    ---------      --------       ---------            --------
Offering Costs       $ 80,000        <3%            $ 80,000               <2%
Acquisition Costs     720,000        24%            1,845,000               31%
Development Costs   1,000,000       33%            2,225,000               37%
Debt Reduction      1,200,000       30%            1,850,000               31%
                   ---------                        ---------
Total Dollars       3,000,000                       6,000,000

PART II
---------------------
                                         Percent                         Percent
                      75% / or      of $ 9 Million   100% / or    Of $12 Million
                  2,250,000 Shares        Total    3,000,000 Shares       Total
                     ---------          --------      ---------       ---------
Offering Costs       $ 80,000        <1%             $ 80,000               <1%
Acquisition Costs   2,025,000        25%            2,980,000               25%
Development Costs   3,500,000       39%             5,960,000               50%
Debt Reduction      3,395,000       36%            2,980,000               25%
                    ---------                       ---------
Total Dollars      9,000,000                        12,000,000


     Development costs: CWSH intends to expand its services and market areas into the surrounding counties in South Florida. Such expansion may include additional transportation and collection operations, staging areas or transfer stations, where smaller volumes of solid waste are consolidated into larger volumes for further transportation and more economic disposal options, additional office staff and truck operators, and satellite office and garage locations for vehicle storage and overnight vehicle parking. A portion of the proceeds will be used to fund this business expansion, approximately as follows:

         Transportation vehicles            $1,000,000
         Collection vehicles                         $1,000,000
         Collection containers                       $  500,000
         Transfer Station                            $2,000,000
         Office staff                                $  100,000
         Truck operators                             $  400,000
         Office and garage locations                 $  960,000
                                                               ---------
         Total                                                $5,960,000

     The success of CWSH's offering will determine the amount of development costs it will be able to expend. Should CWSH sell less than the offered shares, the amount of equipment purchases, new employees and the size and location of a transfer station would be affected accordingly.

Debt Reduction. CWSH will, depending on the success of the offering, use proceeds to retire existing debt, approximately as follows:

         Vehicle and equipment operating leases               $1,500,000
         Vehicle and equipment capital leases                 $  200,000
         Equipment purchases in process                       $  750,000
         Accounts payable and other liabilities               $  530,000
                                                                ---------
         Total                                                 $2,980,000

     No proceeds will be used to repay related parties. The success of CWSH's offering will determine the amount of debt reduction it will be able to complete. Should CWSH sell less than the offered shares, the amount of equipment purchases and accounts payable reduction would be affected accordingly.

     Choice Waste System Holdings, Inc. currently has no alternate source of capital to fund its expansion goals.

     Proceeds not immediately required for the purposes described above may be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

                                                               CAPITALIZATION

     Table 2 captioned "Capitalization" on the next page sets forth the capitalization of Choice Waste System Holdings, Inc. at December 31, 2002 and as adjusted to give effect to the sale of the shares offered hereby. Details related to "Members' Loans," "Stockholders' Loans," and "Members' Equity" and "Stockholders' Equity" can be found in the "Certain Relationships and Transactions" section beginning on page 44 of this document.

     Table 3 captioned "Stock Ownership" on the following page shows details of ownership both before the mergers of November 25, 2002 and after. Details of the merger transactions may be found in the "Organization within the Past Five Years" section beginning on page 28 and in the "Certain Relationships and Transactions" section beginning on page 44 of this document.

                                                                  DILUTION

     Table 4 presents certain information concerning the net tangible book value of Choice Waste System Holdings, Inc.'s Common Stock as of December 31, 2002, as adjusted to reflect the sale of the 3,000,000 shares offered hereby:

     Table 2 - Capitalization


                                              Choice Waste System Holdings, Inc.
                                                               Capitalization

                                                             December 31, 2002


                                     Choice
                                    Sanitary
                                   Services of
                                                  Choice         Florida,      American        T & W
                                CWSH, Inc.      Sanitation         Inc.       Waste, LLC   Lakeside Inc.
                                  -----            LLC           --------      --------      --------          Total
                                                ----------                                                   --------
Members' Loans:
--------------

 Will Cowdell                             0            11,576             0        67,500              0           79,076
 Tim Schweizer                            0                 0             0             0              0                0
 Todd McDorman                            0                 0             0             0              0                0

                                      -----         ---------      --------       -------        -------        ---------

                                          0            11,576             0        67,500              0           79,076
                                   --------       -----------      --------       -------        -------        ---------
Stockholders' Loans:
-------------------
 Will Cowdell                             0                 0        89,696             0              0           89,696
                                   --------       -----------      --------       -------        -------        ---------
                                          0                 0        89,696             0              0           89,696
                                   --------       -----------      --------       -------        -------        ---------

Long-term Debt:
--------------

 Notes Payable                            0           947,230       185,178       291,031              0        1,423,439
 Capital lease
 obligations                              0            65,352       122,719             0              0          188,071
                                   --------       -----------      --------      --------        -------        ---------
                                          0         1,012,582       307,897       291,031              0        1,611,510
                                   --------       -----------      --------      --------        -------        ---------

                                          0           636,997             0        24,664              0          661,661
                                   --------       -----------      --------      --------        -------      -----------
Stockholders' Equity
(Deficit)
                                   (36,174)                 0      (20,729)             0        (7,827)         (64,730)
                                   --------       -----------      --------      --------        -------      -----------
                                   (37,174)           636,997      (20,729)        24,664        (7,827)          596,931
                                   --------       -----------      --------      --------        -------      -----------
                                   (36,174)         1,661,155       376,864       383,195        (7,827)        2,377,213
                                   ========       ===========      ========      ========        =======      ===========


     Table 3 - Stock Ownership


                                              Choice Waste System Holdings, Inc.
                                                              Stock Ownership
                                                           Pre- and Post-Merger*


                                           ---------------------Pre-Merger -------------------              Post Merger



                                     Choice
                                    Sanitary
                                   Services of
                                                  Choice         Florida,      American        T & W
                                  CWSH,         Sanitation         Inc.       Waste, LLC      Lakeside      Post Merger
            Insiders              Inc.             LLC         --------      --------           Inc.           Total
      -------------------         -----      ----------                                     --------       --------------


Will Cowdell                         100.0%             50.0%         75.0%          50.0%         25.0%             66.7%
Tim Schweizer                          0.0%             50.0%          0.0%           0.0%          0.0%             22.2%
Todd McDorman                          0.0%              0.0%          0.0%          50.0%          0.0%              3.3%
Taylor Group                           0.0%              0.0%         25.0%           0.0%         75.0%              1.0%
                                     ------           -------        ------          -----         -----             -----
                                     100.0%            100.0%        100.0%         100.0%        100.0%             93.2%

          Outside investor group       0.0%              0.0%          0.0%           0.0%          0.0%              6.8%

                                     ------           -------        ------          -----         -----            ------
                           Total     100.0%           100.00%       100.00%        100.00%        100.0%            100.0%
                                     ======           =======       =======        =======        ======            ======


     *Merger (acquisition) date November 25, 2002.



     Table 4 - Dilution

                                              Choice Waste System Holdings, Inc.
                                                                  Dilution
                                                             December 31, 2002


  % of Offering Sold                                              25%          50%         75%           100%
  ----------------------------------                             -----        -----       -----         -----

  Public offering per share                                         $ 4.00      $ 4.00      $ 4.00          $ 4.00
                                                                    ------      ------      ------         -------
  Net tangible book value per share before offering
                                                                      0.53        0.53        0.53            0.53
  Increase in net tangible book value attributable to cash payments made by purchasers of the shares offered hereby

                                                                      0.49        0.87        1.16            1.36
                                                                    ------       -----       -----         -------
  Net tangible book value per share after offering
                                                                      1.02        1.40        1.69            1.92
                                                                    ------       -----       -----         -------
  Dilution to the new stockholders                                  $ 2.98      $ 2.60      $ 2.31          $ 2.08
                                                                    ======      ======      ======         =======

     The following Tables 5a through 5d present the relative share purchases, percentage of equity ownership in Choice Waste System Holdings, Inc., percent of total capital invested, and the average cost per share to the owners after giving effect to the sale of 25%, 50%, 75% and 100% respectively of the Common Stock offered hereby:

     Table 5a
     At 25% Sale:
     ------------
                                                Percentage of
                                  Percentage of  Total Capital Average Price Per
                      Shares     Equity Ownership    Invested           Share
    Shareholders      Purchased

    New                750,000        14.3%           55.8%               $4.00
    Current         4,497,975        85.7%            44.2%               $ .53


     Table 5b
     At 50% Sale:
     -----------
                                                                  Percentage of
                                 Percentage of   Total Capital Average Price Per
                      Shares    Equity Ownership    Invested           Share
    Shareholders    Purchased

    New            1,500,000         25.0%            71.6%               $4.00
    Current        4,497,975         75.0%            28.4%               $ .53

     Table 5c
     At 75% Sale:
     -----------
                                                                    rcentage of
                              Percentage of  Total Capital     Average Price Per
                   Shares    Equity Ownership    Invested              Share
    Shareholders  Purchased

    New             2,250,000     33.3%             79.1%               $4.00
    Current         4,497,975     66.7%            20.9%               $ .53

     Table 5d
     At 100% Sale:
     ------------

                                                                  Percentage of
                             Percentage of  Total Capital     Average Price Per
                    Shares   Equity Ownership   Invested              Share
    Shareholders   Purchased


    New           3,000,000       40.0%              83.7%               $4.00
    Current      4,497,975       60.0%              16.3%               $ .53



                            PRICE RANGE OF SECURITIES

Choice Waste System Holdings, Inc.'s common stock is not listed or quoted at the present time, and there is no present public market for CWSH's common stock. The offering price of $4.00 per share was arbitrarily set by management. We are not certain that an active trading market for the securities offered will develop or be sustained after this offering. We anticipate that, after we complete the offering, the common stock will be eligible for listing on the NASD Over-the-Counter Electronic Bulletin Board. If for any reason, however, our securities are not eligible for continued listing or a public trading market does not develop, you may have difficulty selling your securities should you desire to do so. If we are unable to satisfy the requirements for quotation on the Bulletin Board, trading, if any, in our securities would be conducted in the over-the-counter market in what are commonly referred to as "pink sheets". As a result, you may find it more difficult to dispose of, or to obtain accurate quotation as to the price of our securities.

                                                              DIVIDEND POLICY

Choice Waste System Holdings, Inc. has not paid any dividends on its Common Stock. For the foreseeable future following the Offering, CWSH anticipates that all earnings, if any, which may be generated from operations will be used to finance the growth of CWSH and that cash dividends will not be paid to holders of the Common Stock.

                              PLAN OF DISTRIBUTION

We are offering to sell up to 3,000,000 shares of our common stock at a price of $4.00 per share. There is no maximum investment amount per investor. At this time we intend to offer the shares ourselves through our officer/director Willis Cowdell. We have not retained any underwriters, brokers or dealers to sell the shares for us.

The Offering

We offer the right to subscribe for up to 3,000,000 shares at $4.00 per share. We are offering the shares directly on a no minimum, best efforts basis. Therefore, there is no minimum number of shares which we need to sell in order to complete the offering. Proceeds from the offering will not be kept in an escrow account during the offering period. Rather, such proceeds will be used by us as we receive them.

No compensation is to be paid to any person for the offer and sale of the shares. Our president may distribute prospectuses related to this offering. We estimate that approximately 100 copies of this prospectus will be distributed by him. He intends to distribute prospectuses to acquaintances, friends and business associates.

As of the date of this prospectus, no broker has been retained by us for the sale of shares being offered. In the event a broker is retained by us, an amendment to our registration statement will be filed.

We may reimburse our officers and directors for expenses incurred in connection with the offer and sale of these Shares. Our officer/ director is relying on Rule 3a4-1 of the Securities and Exchange Act of 1934 as a "safe harbor" from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such "safe harbor" provisions provided by Rule 3a4-1, an officer or director must be in compliance with all of the following:

-        He must not be subject to a statutory disqualification;
- He must not be compensated in connection with such selling participation by payment of commission or other payments based either directly or indirectly on such transaction;
-        He must not be an associated person of a broker-dealer;
- He must restrict participation to transactions involving offers and sale of the Shares;
- He must perform substantial duties for us after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months; and
- He must restrict participation to written communications or responses to inquiries of potential purchasers.


Our officers and directors intend to comply with the guidelines enumerated in Rule 3a4-1. Although they are not prohibited from purchasing share in the offering, our officers and directors have no current plans to do so. Should they purchase, there will be no limitations on the amount they can purchase and their purchases will be on the same terms as public investors with a view to investment, not resale. Affiliates have no plans to purchase shares in this offering, although they are not prohibited from doing so, and should they participate, they would be subject to the same terms as public investors.


Method of Subscribing

You may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us. The subscription price of $4.00 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of "Choice Waste System Holdings, Inc." and delivered to us at 760 S.E. Port St. Lucie Boulevard, Port St. Lucie, Florida 34984. We reserve the right to reject any subscription in whole or in part in our sole discretion for any reason whatsoever notwithstanding the tender of payment at any time prior to our acceptance of the subscriptions received.

Expiration of the Offering

This offering will expire two years from the initial effective date of the offering. Management its discretion may end the offering any time before the specified date.

                                Legal Proceedings

Choice Waste System Holdings, Inc. is not currently involved in any legal proceedings and is not aware of any pending or potential legal action.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of the Board of Directors of Choice Waste System Holdings, Inc.
(CWSH) serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officer(s), key employee(s), and director(s) of Choice Waste System Holdings, Inc. are:
Name                                        Age               Position

Willis Cowdell                      42               President, CEO, Director
163 Osprey Ridge
Port St. Lucie, FL 34984

Gary Griffith                       35               Treasurer, Director
609 SW St. Thomas Cove
Port St. Lucie, FL  34986


Management

Willis Cowdell, President and CEO of Choice Waste System Holdings, Inc., is directly responsible for the development of the Company - from concept to current operation. He manages everything from sales/marketing, public relations, and contract negotiations to general operations and planning, including job costing, accounting and projections. In addition he approves all financial obligations, directs and coordinates financial programs to provide funding, sets standards and monitors overall performance of the Company in terms of sales goals, market share and profitability. Mr. Cowdell was instrumental in completing the acquisition of four companies that now comprise the subsidiaries of CWSH: Choice Sanitary Services of Florida, Inc., American Waste, LLC., T & W Lakeside, Inc., and Choice Sanitation, LLC. His focus remains to work to maintain the "link" of all business activities and employees to the corporate mission.

Prior to acquisition, Mr. Cowdell was a participating owner in four of the subsidiaries (see also Stock Ownership Table in the Capitalization Section of this Prospectus):

Choice Sanitation, LLC - President and Founder - 50% owner Choice Sanitary Services of Florida, Inc.
 President and Founder - 75% owner
American Waste, LLC - President and Founder - 50% owner T & W Lakeside, Inc. - President and Founder - 25% owner

From 1997 to December 2002 Mr. Cowdell was President and Owner of Choice Sanitation LLC, of Port St. Lucie, Florida, responsible for all activities involved in the operation of the sanitation and recycling company and for expanding the company to completely dominate the St. Lucie County market, establishing it as a profitable $4 million corporation.

From 1995 to 1997 Mr. Cowdell was General Manager of Kimmins Recycling Corp. in Ft. Pierce, Florida and prior to that he was with Industrial Waste Services in Orlando, Florida.

Gary Griffith. Comptroller/Treasurer. Responsible for all fiscal operations, manages working capital including receivables, inventory and cash. Mr. Griffith performs financial forecasting including capital budget and cash budget, prepares financial analyses of operations and income, expense and earnings reports. In addition he arranges for and coordinates required audits. Mr. Griffith was employed by Choice Sanitation, LLC as Comptroller from August 2002 until its acquisition by the Company in November of 2002. Prior to that he served as Comptroller for Indian Hills Golf and Country Club in Ft. Pierce Florida from May 1994 until August 2002.



          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT


a. The following Table 6 sets forth information as of November 30, 2002 with respect to the beneficial ownership of shares of Common Stock by each person known by Choice Waste System Holdings, Inc. to be the owner of more than 5% of the outstanding shares of Common Stock.

                                                                  Table 6
                                                                  -------

                                               Shares
                                               Beneficially         Percent
     Name and Address of Beneficial Owner       Owned                Of Class
     ------------------------------------     ------------         ---------

     Willis Cowdell
     163 Osprey Ridge

     Port St. Lucie, FL  34984                       3,000,000       67%


     Tim Schweizer
     1600 New Hampshire Street
     Orlando, FL  32803                                997,253       22%





b. The following Table 7 sets forth information as of November 30, 2002 with respect to the beneficial ownership of shares of common stock by all directors and executive officers, individually and as a group.

                                     Table 7
                                                                -------


                                                         Shares
Name and Address                                     Beneficially      Percent
 of Beneficial Owner                     Title          Owned           Of Class
---------------------                    ------     ------------      --------

Willis Cowdell

163 Osprey Ridge                    President            3,000,000         67%
Port St. Lucie, FL  34984


Gary Griffith                       Treasurer                20,000        < 1%
609 SW St. Thomas Cove
Port St. Lucie, FL  34986

All Officers & Directors as a Group (2)

                                                          3,020,000         67%




Unless otherwise noted, the persons named in the tables have sole voting and investment power with respect to all Shares beneficially owned by them. No person named in the tables is acting as nominee for any persons or is otherwise under the control of any person or group of persons. Tables are based on current outstanding shares of two million. Percentages have been rounded.




Promoters

Listed below is information relating to promoters of Choice Waste System Holdings, Inc. and their subsidiaries as defined in Rule 405 of Regulation C. This information may also be found in the "Stock Ownership" Table in the Capitalization section of this prospectus.


Table 8
-------------

Company                       Promoter(s)                % of Stock Owned
-------                       -----------                ----------------
                                                              (1)        (2)
Choice Waste

System Holdings, Inc.         Will Cowdell                     100%       66.7%


Choice Sanitation,LLC         Will Cowdell                  50%

                                       Tim Schweizer           50%       22.2%


American Waste, LLC           Will Cowdell              50%
                                       Todd McDorman             50%       3.3%

Choice Sanitary Services

Of Florida, Inc.              Will Cowdell                      75%
                         Taylor Group              25%                  1.0%


T & W Lakeside, Inc.          Will Cowdell                      25%
                         Taylor Group              75%       1.0%
-------------------
(1) This column represents ownership in the company or subsidiary prior to the acquisition of 11/25/02
(2)      This column represents ownership in Choice Waste

System Holdings, Inc. following the acquisitions of 11/25/02; in Mr. Cowdell's case, 66.7% equals the total ownership of shares he holds following all listed mergers.


                            DESCRIPTION OF SECURITIES


The authorized capital stock of Choice Waste System Holdings, Inc. consists of 100,000,000 shares of common stock, $.001 par value per share. Upon consummation of this Offering, there will be outstanding 4,497,975 shares of Common Stock.


Common Stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative voting rights, which means that the holders of more than half of all voting rights with respect to common stock and Preferred Stock can elect all of Choice Waste System Holdings, Inc.'s directors. Any vacancy occurring in the Board of Directors will be filled by the affirmative vote of a majority of the shareholders or of the remaining directors even though less than a quorum of the Board of Directors.

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of CWSH available for distribution to such holders upon liquidation.

The common stock offered, upon issuance and sale, will be, fully paid and nonassessable.

                               EXPERTS AND COUNSEL


Our financial statements at December 31, 2002 appearing in this Prospectus and in the registration statement have been prepared by Earl M. Cohen, CPA, of Earl
M. Cohen, CPA, PA, Boca Raton, Florida, independent Certified Public Accountants, as set forth in their report thereon appearing elsewhere in this Prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

We have retained attorney Ledyard DeWees to issue an opinion as to the validity of Choice Waste System Holdings, Inc.'s securities issued under this registration statement. His opinion and consent have been incorporated as an exhibit to this prospectus. Mr. DeWees has been retained for a flat fee to issue his opinion and will not receive any other compensation in connection with this offering. Mr. DeWees is not connected with CSWH as a promoter, managing or principal underwriter, voting trustee, director, officer or employee. Other than Mr. DeWees' services in issuing his opinion on the validity of the issuance of our securities, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.


DISCLOSURE  OF  COMMISSION   POSITION  ON  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Choice Waste System Holdings, Inc. pursuant to the foregoing provisions, or otherwise, CWSH has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by CWSH of expenses incurred or paid by a director, officer or controlling person of CWSH in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, CWSH will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     ORGANIZATION WITHIN THE PAST FIVE YEARS


Choice Waste System Holdings, Inc. (CWSH) was incorporated in Florida on September 18, 2002 for the purpose of acquiring subsidiaries related to the sanitation, trash and recycling industry. In November 2002 CWSH acquired the companies identified below. The operations of each company are summarized separately in later on in this section.

The acquisitions of Choice Sanitary Services of Florida, Inc., T & W Lakeside, Inc., Choice Sanitation LLC, and American Waste LLC were completed by Will Cowdell and the respective shareholders of the acquired companies. Will Cowdell was a substantial shareholder in each company and managed the day to day operations of each company. The transaction that consolidated these companies into CWSH presented an opportunity to create increased value by operating as a single company as opposed to operating each company independently. Economies of scale in purchasing, fuel costs, vehicle operators, administration and capital provide increased profitability. Each shareholder initially invested in the respective company because of the potential growth opportunities within the CWSH family of companies, under the management of Will Cowdell. Merging these companies provides for these economies. Each shareholder was presented a proposed acquisition value, which was subsequently converted to CWSH common stock at $2.25 per share.

The acquisition values were determined largely by considering the business model, length of operations, revenues and profitability, outstanding debt and capital contributions.

Choice Sanitary Services of Florida, Inc.
-----------------------------------------
Choice Sanitary Services of Florida, Inc. has been operating since December 2000. Revenues for the twelve months ended December 31, 2001 and the eleven months ended November 30, 2002 were approximately $80,000 and $270,000 respectively. During these same periods, Choice Sanitary had operating loss of approximately $11,000 and operating income of $16,000. At November 2002, Choice Sanitary had outstanding equipment debt of approximately $270,000. Considering the level of profitability and outstanding debt, an equity value of $70,000 was determined and split 75/25 between Will Cowdell and the Taylor Group.

American Waste LLC
-------------------
American Waste LLC has been operating since March 2002. Revenues for the months ended November 30, 2002 were approximately $270,000. During this same period, American Waste had an operating income of approximately $30,000. Considering the level of profitability and outstanding debt, an equity value of $80,000 was determined and split 50/50 between Will Cowdell and Tod McDorman.

T & W Lakeside, Inc.
--------------------
T * W Lakeside, Inc. has been operating since January 2002. Revenues for the eleven months ended November 30, 2002 were approximately $45,000. During this same period, T & W had operating income of $30,000. At November 2002, T & W had no outstanding equipment debt and virtually no capital investment. Considering the level of profitability and risk associated with T & W operations, and that the Taylor Group owns the property on which T & W operates, an equity value of$80,000 was determined and split 25/75 between Will Cowdell and the Taylor Group.

Choice Sanitation LLC
---------------------
Choice Sanitation LLC has been operating since August 1997 and has consistently experienced growth in revenues and profitability while supporting the development and growth of Choice Sanitary Services, American Waste and T & W Lakeside. Revenues for the twelve months ended December 31, 2001 and November 30, 2002 were approximately $3,370,000 and $3,000,000 respectively. During these same periods, Choice Sanitation had an operating income of $236,000 and an operating loss of $218,000, respectively. At November 2002, Choice Sanitation had outstanding equipment debt of approximately $1 million. Considering the level of profitability and outstanding debt, the maturity of the business model and capital contributions and personal guarantees by Messers Cowdell and Schweizer, an equity value of $6,743,000 was determined and split 50/50 between Will Cowdell and Tim Schweizer. Notes issued by Choice Sanitation to Mr. Schweizer and the conversion to stock are quantified on page 46 of this document.

Each partner received restricted stock in Choice Waste System Holdings, Inc. in exchange for their share of the business. Below is a breakdown of the terms of each acquisition. Copies of the Acquisition Agreements are included as Exhibits
21.1 -21.5.



Acquisition                                          CWSH (1)              Value
        Date     Company Acquired                     Shares       @ $2.25/share
-----------       ----------------                  ---------      -------------

11/25/02      Choice Sanitary Services of Florida,     31,111          $70,000
                       Inc.
                         ---------------------
                                        Will Cowdell      75%        -----------
                                        Taylor Group      25%            23,333
                                                                          7,778

11/25/02               T & W Lakeside, Inc.             35,556           $80,000
                         ---------------------                       -----------
                                        Will Cowdell      25%              8,889
                                        Taylor Group      75%            26,667

11/27/02               Choice Sanitation LLC          2,997,253       $6,743,820
                         ---------------------                      -----------
                                        Will Cowdell      50%         1,498,626
                                        Tim Schweizer     50%          1,498,627

11/29/02               American Waste LLC             35,556             $80,000
                         ---------------------                       -----------
                                        Will Cowdell      50%            17,778
                                        Todd McDorman     50%             17,778

(1)      Choice Waste System Holdings, Inc.


The values set forth in the table above were converted to CWSH common stock by dividing the individual company value by $2.25 per share. The value of $2.25 per share was established based on other prior private investments in CWSH and a reasonable expectation of the value of CWSH's combined operations going forward.


Upon acquisition as noted above, all four companies became wholly-owned subsidiaries of Choice Waste System Holdings, Inc.


                                    BUSINESS

Choice Waste System Holdings, Inc.'s subsidiaries are in the business of hauling garbage, recycling and reclaimed materials. Our operations unit is located at 1150 Bell Avenue in Ft. Pierce, Florida. This consists of a 20,000 square foot operations building on a 2.7 acre equipment yard. Also housed on the property is our mechanic's shop and garage. This facility is where all of our operations equipment and trucks are housed, as well as our dispatch and operations center. Our operations are computer-integrated from department to department throughout. Our corporate offices are located at 760 S.E. Port St. Lucie Boulevard in Port St. Lucie, Florida. Leases for both facilities are included as Exhibits 10.3 and 10.4.
The majority of CWSH's business (through subsidiaries, Choice Sanitation LLC and American Waste LLC) is related to roll-off container business. CWSH's current inventory of roll-off containers is 1400 rented out at an average fee of $200.00 per month; and we have 12 roll-off trucks.

Roll-off Containers.
--------------------
A roll-off container or "dumpster" is a 10 to 20-foot long open-top container used for disposal of large construction waste. A roll-off container may also be used for municipal solid waste from commercial and residential customers. The containers are delivered, picked up and dumped out by a specialized roll-off truck. Placement of roll-off containers is by contract at preset standard rates charged for delivery, rental, hauling, landfill disposal, etc. A copy of the blank service contract is attached as Exhibit 99.1.

Waste Depositories.
-------------------

Choice Waste System Holdings, Inc. has franchise agreements with both St. Lucie County, Florida and Martin County, Florida for solid waste and recyclable materials collection service. The terms of the agreements are summarized below. (Franchise Agreements are attached as Exhibits 10.1 and 10.2)

Non-Exclusive Commercial Solid Waste and Recyclable Materials Collection Service Agreement, St. Lucie County, Florida (Includes city of Ft. Pierce, Florida) Hauler - Choice Sanitation, Inc.
         -------------------------------------------------------------
         Provides for:
- Solid waste collection service and recyclable materials collection service to commercial property - Solid waste collection service and recyclable materials collection service to residential property - Contractor generated waste service
- Specifically excludes hauling of hazardous waste
         Term of Agreement: Annually renewable.  Begin date October 1999
         County Provides:
-        Provides or approves solid waste disposal facility Hauler Agrees to:
-        Pay disposal charges
-        Submit point-of-origin reports to County quarterly
-        Enter into agreement with each customer as to level and type of service
-        Comply with county regulations in regard to suspension of service
-        Post a surety bond in the amount of $51,000
- Provide recyclable material collection in conjunction with regular service
-        Provide recycling bins
-        Process and market recyclable materials
-        Bill, collect and process payments from customers
-        Pay County 4% franchise fee, monthly in arrears
-        Be subject to performance failure penalties levied by the County
-        Provide employees Worker's Compensation Insurance
-        Maintain liability insurance

Non-Exclusive Franchise Agreement for Construction and Demolition Debris, Martin County,Florida Hauler: Choice Sanitation, Inc.
         --------------------------------------------------------------
         Provides for:
- Collection and transport of construction and demolition debris in the unincorporated areas of Martin County, Florida - Collect construction and demolition debris in roll-off containers or other commercial containers that are equal to or less than ten cubic yards in size
         Term of Agreement: Begin date January 12, 1999. Renewable annually. Hauler Agrees to:
- Collect and transport between the hours of 7AM and 8PM Monday through Saturday
- Train employees, mark trucks, identify drivers, and generally comply with proper transport protocol (containers must be covered during transport)
-        Provide County with a list of vehicles and tag numbers for each
- Dispose/process solid waste at a duly licensed and permitted solid waste management facility - Pay a 5% franchise fee quarterly (on gross collected revenues) - Provide monthly reports identifying gross revenues collected - Provide employees Worker's Compensation Insurance - Maintain liability insurance



Lake Fill Property
------------------

Subsidiary T & W Lakeside provides a property for lake-fill reclamation where reclaimed materials can be dumped. The property is leased by T & W Lakeside (lessee) from shareholder James Taylor (lessor) on a month to month basis for $200 a month plus applicable taxes. The property is to be used for a storage and dump facility. A copy of the lease agreement for the lake property is attached as Exhibit 10.7. At present the lakes have been filled to 10% of capacity and based on the current and anticipated fill rate, management estimates that it will take approximately twenty years to fill the lakes to capacity.


Portable Toilets
----------------
Our subsidiary, Choice Sanitary Services of Florida, Inc., is a portable toilet business, and rents primarily to construction sites in our service area in Martin, St. Lucie and Indian River Counties.
Customers

Choice Waste System Holdings, Inc., through its subsidiaries, serves residential, commercial and construction customers. Services to residential customers are provided on a month to month contract basis; large residential homeowner contracts (one billing for a whole neighborhood) are 3 to 5 year contracts. The majority of our commercial customers are under five-year contracts, though some may have a shorter-term contract. Construction contracts are written for specific construction projects and are enforceable through the end of the project.

Growth and Expansion Plan

Management believes the time is right to expand operations into Palm Beach, Broward, and Brevard Counties while continuing to rely on our established operations and associations in Martin, St. Lucie and Indian River Counties.

The following table shows growth trends in Palm Beach, Broward and Brevard Counties from 1990 to 2000 (Source: www.censuscope.org).

                                Populaton Growth
                                    1990-2000

        Florida County        1990                 2000                % Change
        ---------------   ------------------  ------------------       --------

        Palm Beach             863,518           1,131,184              +31.0%
        Broward             1,255,488           1,623,018              +29.3%
        Brevard                 398,978             476,230              +19.4%


The numbers clearly reveal a population increase in these counties well above the norm (13% for 1990-2000 according to Censuscope)and because of the growth rate of the areas, management believes the current sanitation service providers are struggling to keep up with demand.


                       THE INDUSTRY AND MARKET IN GENERAL

Choice Waste System Holdings, Inc.'s president, Will Cowdell, has 15 years of experience in the waste industry. His experience and knowledge of the market has enabled management to identify three mega trends that affect the garbage/recycling industry:
(Source: Wastenews.com)

- The production of per capita Municipal Solid Waste (MSW) per capital continues to rise at an astounding rate - from 2.7 pounds per person per day in 1960 to
4.6 pounds in 1999. - Population has been increasing rapidly to more than 6 billion worldwide, more than a quarter-billion in the U.S. and in excess of 16 million in Florida. People produce garbage, directly and indirectly, in the process of working, living and being entertained. That means, that when people are on vacation, the result is approximately the same MSW being produced in South Florida as would have been produced at home. - Construction is growing even faster than the increased population would indicate. In the Treasure Coast people are building bigger single-family houses. They are building Florida retirement homes, and in turn, more hotels, restaurants, shops and malls are being built.


              Management believes this construction boom is driven by retiring baby boomers and low interest rates and shows no sign of slowing.


Current Market - St. Lucie County, Martin County, Indian River County

The waste industry in our current market is considered a full-service market. This means not only Choice Waste System Holdings, Inc., but some of its competitors are full service providers. (See "Competition" Section).
A full service provider is defined as a company who provides:

- Residential garbage and yard waste removal - door to door - Commercial waste pickup at commercial businesses such as restaurants, malls, office buildings, etc. - either by mechanical means or hand pickup - Roll-off service. The rental, hauling and removal of large debris removal containers as small as 10 feet long and 4 feet tall (a 10 yard can) to as large as 20 feet long and 7 feet tall (a 50 yard can). Commercial job site contractors and residential building site contractors use the container for disposal/removal of debris on the site. The container is picked up and replace with an empty container by mechanical means.
- Residential and commercial recycling of cardboard, newspaper, office paper, plastic, glass, aluminum, metal, etc. These products are picked up either by mechanical means or hand pickup and transported to a facility that processes them for re-use.


Target Markets for Expansion - Palm Beach, Broward and Brevard Counties


Management has identified Palm Beach, Broward and Brevard Counties for expansion. These areas are also full service markets. It is management's opinion, based on their experience and trend analyses, that the markets are growing faster than the ability of current sanitation companies to serve them.


                                   OperationS

MANAGEMENT'S PLAN OF OPERATIONS AND DISCUSSTION AND ANALYSIS


The acquisition by CWSH of Choice Sanitary Services of Florida, Inc., T & W Lakeside, Inc., Choice Sanitation LLC and American Waste LLC were completed by CWSH and the respective shareholders of the acquired companies. The transaction that consolidated these companies into CWSH presented an opportunity to create increased value by operating as a single company as opposed to operating each company independently. Management believes economies of scale in purchasing, fuel costs, vehicle operators, administration and capital result in increased profitability. Management feels that the combined companies operating under the Choice Waste System Holdings, Inc. corporate umbrella will provide the basis for enlarging our service areas and customer base and improving profitability.

CWSH President and CEO, Will Cowdell, will manage the operations of the subsidiaries to assure they all share the same goals and corporate vision. The company believes that the customers that have brought success for each company in the past will be maintained as the company grows. It is CWSH's policy that all customers, new and old, are assured superior service, excellent pricing, and are provided the added societal benefit of choosing recycling and reclamation.


Management believes that corporate growth can be achieved by:

Customer/Employee Relations
---------------------------

-        maintaining a customer-oriented business

-        utilizing quality control measures to assure quality and safety maintaining employee satisfaction
- valuing our best quality drivers - our drivers are the face of the business to the customers - promoting customer relations on all levels - maintaining information system to securely coordinate and integrate expanded information needs



Product Availability / Marketing
--------------------------------

-        obtaining funding for increased and sufficient product inventory
- integrating relating products, such as containers and portable toilets on jobsites
-        targeting and entering new markets

Acquisition of Companies
------------------------

- seeking and acquiring qualified operating companies to complement our current stable of service subsidiaries


Management believes operating income will provide the necessary cash requirements for the next twelve months without having to raise additional funds. Listed below is a brief description of each subsidiary, its operating history, and management's plan for its expansion, including equipment purchases, if any. Management anticipates adding approximately 25 employees over the next twelve months to facilitate growth.


Subsidiaries:
------------

Choice Sanitary Services of Florida, Inc. (a Florida Corporation)
("Choice Sanitary Services")
-----------------------------------------------------------------
Choice Sanitary Services has been in business in South Florida since December 12, 2000. Choice Sanitary Services provides portable toilets to customers in Indian River, St. Lucie, Okeechobee and Martin Counties. Currently 95% of the company's toilet inventory is rented out. Choice Sanitary Services plans to expand into South Florida counties of Palm Beach, Broward, Dade, Brevard and possibly other Southern Florida counties. We plan to add 2000 toilets and six to eight new trucks over the next twelve months. During the twelve months ending December 31, 2001 and 2002, Choice Sanitary Services recorded revenue of $74,689 and $312,754 respectively. Operating (loss) and income for the same period was $(10,772) and $15,786 respectively, and reflects the high start-up costs associated with developing this business line during 2001. See Tables 11 (MD&A2) and 12 (MD&A3) below for additional operating data.

American Waste LLC (a Florida Limited Liability Company) ("American Waste")
--------------------------------------------------------
American Waste provides roll-off hauling for construction and demolition, industrial and commercial jobs and cardboard and steel hauling. Headquartered in St. Lucie County, American Waste has served South Florida since March 4, 2002. Service areas include Indian River, St. Lucie and Martin Counties. The Company plans to expand its services to serve additional target areas in Indian River, Brevard, Okeechobee and Volusia counties. During the ten months ending December 31, 2002, American Waste recorded revenues of $294,045. Operating income for the same period was $35,050. During 2002 certain operating and general and administrative functions were performed by Choice Sanitation. See Table 12 (MD&A3) below for additional operating data.

T & W Lakeside, Inc.  (a Florida Corporation) ("T&W")
---------------------------------------------
T & W Lakeside holds a long-term lease agreement to fill two five-acre lakes. It is the only concrete fill site in St.Lucie County. It currently accepts concrete and clean fill and is filling a lake that was once an old sand pit. T & W has been operating since January 2002. During the twelve months ending December 31, 2002, T & W recorded revenues of $47,430. Operating income for the same period was $30,539 and reflects the low cost basis of operating this business while certain operating and general and administrative functions were performed by Choice Sanitation. See Table 12 (MD&A3) below for additional operating data.

Choice Sanitation LLC (a Florida Limited Liability Company)
("Choice Sanitation")
-----------------------------------------------------------
Choice Sanitation LLC began operations in August 1997, operating from Port St. Lucie, Florida, and currently dominates the container trash and recycling business in St. Lucie, Martin and Indian River Counties. Choice Sanitation LLC offers superior customer service, including 24-hour turnaround to empty a full container, and excellent pricing and has attained profitability. Currently Choice Sanitation LLC has approximately 20 employees and owns and operates 12 trucks and more than 1400 containers. Choice Sanitation intends to expand the container business in the current markets and into Palm Beach and Brevard Counties with an aggressive sales campaign. During the twelve months ending December 31, 2001 and 2002, Choice Sanitation LLC recorded revenues of $3,369,881 and $3,378,708 respectively. Operating income (loss) for the same periods was $235,537 and $(217,987) respectively. The loss in 2002 reflects certain operating and general and administration functions that were performed by Choice Sanitation for Choice Sanitary, American Waste and T & W, and an increase in general and administration expense in developing new business lines and markets and expenses related to CWSH filing a registration statement for becoming a "public company". See Tables 10, 11 and 12 (MD&A 1,2,3) below for additional operating data.

For information purposes Management has included Table 13 (MD&A4) that reflects operating activity for the 4-month period ending April 30, 2003.

Management's plan is to expand operations into several target markets, starting with Palm Beach, Broward, Dade and Indian River counties. This expansion will begin after the offering is completed and when the funds are available. The success of CWSH's offering will determine the amount of expansion costs it will be able to expend. Should CWSH sell less than the offered shares, expansion plans and equipment purchases would be reduced accordingly. Management plans to use the information provided in the tables in the "Use of Proceeds" Section (page 10) as a guide for allocation of funds. Such expansion may include additional transportation and collection operations, staging areas or transfer stations where smaller volumes of solid waste are consolidated into larger volumes for further transportation and more economic disposal options, additional office staff and truck operators, and satellite office and garage locations for vehicle storage and overnight vehicle parking.

CWSH plans to actively pursue acquisition candidates to better facilitate service to existing and targeted service areas. Management believes that acquiring good operating companies with a proven track record and quality management would be a cost effective way to ensure growth. The Company has identified acquisition opportunities but has not entered any definitive agreements to acquire any acquisition candidates.


Management has allocated a portion of the proceeds of this offering for costs relating to expansion, namely, Acquisition and Development Costs. We will proceed with our expansion plans to achieve our goal of becoming the dominant waste service provider in our current and targeted markets.

Table 10
--------
                                  Table MD&A 1
                                                             -------------

                       Choice Waste System Holdings, Inc.

                      Consolidated Statement of Operations
                    For the 12 Month Period Ended 12/31/2000

                                     Choice
                           Choice Sanitation    American Waste  Sanitary       T & W         Holding      Consoli-dated
                           ==========           ========        Services       Lakeside      Company      =========
                                                                ========       ========      =======
Revenues
--------
Total Revenues
                           $2,761,892                                                                              $2,761,892

Expenses
--------
Cost of Sales
Operating
 Expenses                   1,905,502                                                                               1,905,502
Depreciation                  289,762                                                                                 289,762
                           ----------           --------        -------        --------      -------               ----------
Total Op. Exp.              2,195,264               0               0              0             0                  2,195,264

Gross Profit                  476,628               0               0              0             0                    476,628
                           ----------           --------        -------        --------      -------               ----------
                                17.8%                                                                                   17.8%

Total G & A
 Expenses                     576,873                                                                                 576,873

                                21.6%                                                                                   21.6%
--------------             ----------           --------        --------       --------      -------               ----------

Operating
 Income                         (100,245)           0               0              0             0                  (100,245)

                                -3.8%                                                                           -3.8%
Interest
 Expense                      334,252                                                                                 334,252
Other Income                   38,208               0               0              0             0                     38,208
                           ----------           --------        --------       --------      -------               ----------
Income Before
 Taxes                          (396,289)           0               0              0             0                  (396,289)

Income Taxes                      0                 0               0              0             0                          0
                           ------------         --------        --------       --------      -------              -----------

Net Income                  $(396,289)             $0             $0              $0            $0                 $(396,289)
                           ============         ========        ========       ========      =======              ===========

Table 11
--------
                                  Table MD&A 2
                                                             -------------
                       Choice Waste System Holdings, Inc.
                      Consolidated Statement of Operations
                    For the 12 Month Period Ended 12/31/2001

                                     Choice
                          Choice Sanitation     American       Sanitary        T & W         Holding      Consoli-dated
                          ==========            Waste          Services        Lakeside      Company      =========
                                                ========       ========        ========      =======
Revenues
--------
Total Revenues                      $3,250,242                        $79,688                                      $3,329,930
                                    ----------                        -------                                      ----------

Expenses
--------
Cost of Sales
Operating
 Expenses                            2,221,800                         44,617                                       2,266,417
Depreciation                           280,403                         18,929                                         299,332
                                    ----------  --------              -------  --------      -------               ----------
Total Op. Exp.                       2,502,203      0                  65,546      0             0                  2,565,749

Gross Profit                           748,039      0                  16,142      0             0                    764,181
                                    ----------  --------              -------  --------      -------               ----------
                                         23.0%                          20.3%                                           22.9%

Total G & A
 Expenses                              672,490                         39,635                                         712,125

                                         20.7%                          49.7%                                           21.4%
--------------                      ----------  --------             --------  --------      -------               ----------

Operating
 Income                                 75,549      0                (23,493)      0             0                     52,056

                                          2.3%                         -29.5%                                            1.6%
Interest
 Expense                               230,623                          8,163                                         238,786
Other Income                             5,184      0                       0      0             0                      5,184
                                    ----------  --------             --------  --------      -------               ----------
Income Before                        (149,890)
 Taxes                                              0                (31,656)      0             0                  (181,546)

Income Taxes                                 0      0                       0      0             0                          0
                                  ------------  --------             --------  --------      -------              -----------
Net Income                          $(149,890)     $0               $(31,656)     $0            $0                 $(181,546)
                                  ============  ========             ========  ========      =======              ===========


Table 12
--------
                                  Table MD&A 3
                                                            --------------
                       Choice Waste System Holdings, Inc.
                      Consolidated Statement of Operations
                    For the 12 Month Period Ended 12/31/2002

                                     Choice
                         Choice Sanitation    American       Sanitary        T & W          Holding        Consoli-dated
                         ==========           Waste          Services        Lakeside       Company        =========
                                              ========       ========        ========       =======
Revenues
--------
Total Revenues
                         $3,378,708           $294,045       $312,754        $47,430        $  0           $4,032,937

Expenses
--------
Cost of Sales
Operating
 Expenses                 2,414,550            165,613        128,387            0             0            2,708,550
Depreciation                304,533             20,899         51,785            0             0              377,217
                         ----------           --------       -------         --------       -------        ----------
Total Op. Exp.            2,719,083            186,512        180,172            0             0            3,085,767

Gross Profit                659,625            107,533        132,582         47,430           0              947,170
                         ----------           --------       -------         --------       -------        ----------
                              19.5%              36.6%         42.4%           100%                             23.5%

Total G & A
 Expenses                   877,612             72,483        116,796         16,891        37,924          1,121,706

                              26.0%              24.7%         37.3%           35.6%                            27.8%
-------------            ----------           --------       --------        --------       -------        ----------

Operating
 Income                    (217,987)            35,050         15,786         30,539        (37,924)         (174,536)

                              -6.5%              11.9%          5.0%           64.4%                            -4.3%
Interest
 Expense                    268,749             11,385        30,270                                          310,404
Other Income                  5,051               0              0               0              0               5,051
                         ----------           --------       --------        --------       -------         ----------
Income Before
 Taxes                     (481,685)            23,665       (14,484)         30,539        (37,924)         (479,889)

Income Taxes                 0                    0              0               0              0               0
                         ------------         --------       --------        --------       -------        -----------
Net Income                $(481,685)           $23,665       $(14,484)       $30,539        $(37,924)       $(479,889)
                         ============         ========       ========        ========       =======        ==========

Table 13
--------
                                  Table MD&A 4
                                                            ---------------
                       Choice Waste System Holdings, Inc.
                      Consolidated Statement of Operations
                     For the 4 Month Period Ended 4/30/2003

                                     Choice
                         Choice Sanitation    American Waste  Sanitary       T & W          Holding        Consoli-dated
                         ==========           ========        Services       Lakeside       Company        =========
                                                              ========       ========       =======
Revenues
--------
Total Revenues
                         $1,256,388           $258,647        $182,903       $12,289        $  0           $1,710,227

Expenses
--------
Cost of Sales
Operating
 Expenses                   815,073            153,577          67,398           0             0            1,036,048
Depreciation                120,665             21,676          28,115           0             0              170,456
                         ----------           --------        -------        --------       -------        ----------
Total Op. Exp.              935,738            175,253          95,513           0             0            1,206,504

Gross Profit                320,650             83,394          87,390        12,289           0              503,273
                         ----------           --------        -------        --------       -------        ----------
                              25.5%              32.2%           47.8%         100%                             29.5%

Total G & A
 Expenses                   230,253             48,476          53,281         5,960         63,091           401,061

                              18.3%              18.7%           29.1%         48.5%                            23.5%
-------------            ----------           --------        --------       --------       -------        ----------
Operating
 Income                      90,397             34,918          34,109         6,329        (63,091)          102,662

                               7.2%              13.5%           18.6%         51.5%                             6.0%
Interest
 Expense                     37,033              9,878          16,312             0            0              63,223
Other Income                      0                  0               0             0            0                   0
                         ----------           --------        --------       --------       -------        ----------
Income Before
 Taxes                       53,364             25,040          17,797         6,329        (63,091)           39,439

Income Taxes                      0                  0               0           0                0                 0
                         ------------         --------        --------       --------       -------        -----------
Net Income                 $ 53,364            $25,040        $ 17,797       $ 6,329        $(63,091)       $  39,439
                         ============         ========        ========       ========       =======         ==========



                               SALES AND MARKETING


Choice Waste System Holdings, Inc. provides valuable services to the community, commercial clients, residential clients, builders and contractors. CWSH's marketing strategy is to expand into adjacent counties and take a larger share of that market by providing not only better, more affordable service than the current competitors offer, but also the added benefit of integrated services (such as containers from Choice Sanitation LLC combined with portable toilets from Choice Sanitary Services).


Marketing Strategy
------------------

Choice Waste System Holdings, Inc. will focus on the following approaches in marketing:

-        Expand and maintain current markets of the Treasure Coast
- Expand into new areas by promoting that business to existing clients who have a multi-county presence - Aggressively sell to expand the roll-off container services to new customers in target areas - Assure availability of product and maintain customer service excellence - Develop lifetime customers

CWSH's initial focus for new business will be new construction in the targeted counties. CWSH will utilize county records to monitor applications for permits and areas where land is being prepared for construction. Local builders and builders' trade associations are candidates for advertising and promotions. Management will join and be an active member of the major builders' association in each area.

However, the best possible sales approach is to simply go to the job sites. Offering a great competitive deal can even motivate a builder to pull the existing company's container and replace it with a CHOICE container. Our experience has proven that an on-site contractor/builder will always take a CWSH container when the price is less than they were intending to pay. Our drivers will continually be on the lookout for opportunities and will stop to initiate a sale or radio it in. CWSH's reputation for exemplary service and pricing should allow us to quickly attain new customers especially among those larger construction customers that we've served in the past. And now we have the ability to also provide onsite portable toilets.

Other types of customers to be targeted are commercial scheduled garbage collection and residential scheduled garbage collection.

Benefits to all Choice Waste System Holdings, Inc. customers:

-        exemplary service and competitive pricing
-        recycling is available
-        reclamation materials can become lake fill (at lower cost)
-        portable toilets for those who need them

Positioning and Pricing
-----------------------


Low prices will be a major incentive to maintain and attract customers, probably at a discounted rate for an interim period. This will give the customer a chance to experience better service before restoring normal pricing.

Management believes low prices are a quick way to get customers and sound pricing and good customer service is the way to keep them. Since the primary competition is from the national competitors who have high overhead, it is relatively easy for CWSH to charge a lower price and still make a profit. The combination of low introductory pricing, excellent service and convenience provides CWSH an ideal opportunity to capture market share and keep it.


                             SERVICE QUALITY CONTROL

Choice Waste System Holdings, Inc.'s business is a customer-oriented business. Prompt response to customer orders and comments is a priority. Management has initiated and maintains quality control measures to assure quality and safety in all its endeavors. The Company strives to promote prompt and accurate dissemination of information between all those who come under the corporate umbrella so that both clients and employees remain informed. Management considers good will earned through quality service our greatest asset.

                              GOVERNMENT REGULATION

Choice Waste System Holdings, Inc. handles only non-hazardous materials and is not subject to federal, state or local government approval of its services. Management knows of no existing government regulation that will require such approval. CWSH is not subject to reporting or compliance of any environmental laws, federal, state or local.

                                   COMPETITION

One of CWSH's advantages is the four arms that fall under our corporate umbrella and enable us to provide integrated services at reduced rates.

Choice Sanitation operates more trucks, has more containers, and more customers in its present region than any of its competitors. The landfills have told us that we bring in more construction dumpsters (roll-offs) to be dumped than all other companies.

Principal Competitors in Current Market Area
St. Lucie County / Martin County

                           Construction                    Sanitation/Recycling
Company                      Hauling                             Hauling
-------------------       -------------------              -------------------
Waste Management                       Yes                                 Yes
Freedom Waste                          Yes                                  No
Florida Recycling                      Yes                                 Yes
Treasure Coast Recycling               Yes                                 Yes
East Coast Recycling                   Yes                                  No


Principal Competitors in Market Areas Targeted for Expansion
PALM BEACH COUNTY / BROWARD COUNTY

                           Construction                    Sanitation/Recycling
Company                       Hauling                             Hauling
----------------         -------------------              -------------------
Waste Management                       Yes                                 Yes
Allied Waste                           Yes                                 Yes
Uhel-polly                             Yes                                  No
Magic Sanitation                       Yes                                  No

BREVARD COUNTY / VOLUSIA COUNTY

                              Construction                 Sanitation/Recycling
Company                          Hauling                         Hauling
-------------------           ---------------              -------------------
Waste Management                       Yes                             Yes
 (Harris Sanitation)
Republic Industries                    Yes                             Yes
 (Treasure Coast Recycling)

Generally, the competition for roll-off containers (CWSH's primary and currently most profitable service) falls into two categories:

(1)      Local sanitation and recycling companies.  These small

     competitors are usually not to be considered serious competition. In some cases they are "Mom and Pop: operations doing only specialized or targeted business. They have few trucks and dumpsters and cannot compete for larger jobs as they cannot meet contractual needs. These companies provide limited service and, in some cases, they focus only on recycling.


(2)      Regional and national competitors.  These companies include

     Waste Management, Republic Industries and Allied Waste - which have higher operating costs and higher overhead. They are usually not responsive to clients' needs. We compete very successfully against them in our current service area and are continually awarded work on bidded projects because of superior customer service and attention to details.


                                   FACILITIES

Choice Waste System leases office space (1800 square feet) at 760 S.E. Port St. Lucie Boulevard in Port St. Lucie, Florida for its corporate facilities. Our operations unit is located at 1150 Bell Avenue in Ft. Pierce, Florida. This consists of a 20,000 square foot operations building on a 2.7 acre equipment yard. Also housed on the property is our mechanic's shop and garage. This facility is where all of our operations equipment and trucks are housed, as well as our dispatch and operations center. Our operations are computer-integrated from department to department throughout. All facility leases are included as Exhibits 10.3-10.7. American Waste and Choice Sanitary Services each lease office space separately in Port St. Lucie; however, they share operations space with Choice Sanitation. T & W Lakeside consists of 10-acre leased property with two lakes for fill. To date, the lakes are filled to 10% of capacity. Management anticipates it will take 20 years to fill the remaining 90%. Choice Waste System Holdings, Inc. and its subsidiaries have no equipment lease agreements.

Details of each facility lease are charted below.



Lessee:                               Description & Location of Property:
                                      3237 & 3257 Oleander Avenue
Choice Sanitation                     Ft. Pierce, FL  34982


Lessor:                           Term:                     Monthly Rent + Tax:

Oleander Business Park           1/1/2000 - 12/31/2002               $1654.74
P. O. Box 3982
Ft. Pierce, FL  34982
                          Option Period:                      Option Exercised:

                                                   Yes  [   ]       No  [ x   ]
Other Notes: This lease expired on 12/31/02. Yard and equipment are now operational at Bell Avenue location.
                                        ---------------------------
Lessee:                               Description & Location of Property:
Choice Waste System Holdings, Inc.     Equipment Yard/Garage
                                      1150 Bell Avenue
                                      Ft. Pierce, FL  34982

Lessor:                 Term:                               Monthly Rent + Tax:
Will Cowdell           1/1/03 - month to month until
                         formal lease is executed                $1,050.00


                                      Option Period:         Option Exercised:

                                                  Yes  [    ]       No  [     ]

Other Notes:

This is Agreement to Lease - Lease has not yet been executed.


                                                          ------------------






Lessee:                                    Description & Location of Property:
Choice Sanitation                             @ MRI Executive Center
                                              758 & 760 SE Port St. Lucie Blvd.
                                              Port St. Lucie, FL  34984



Lessor:                           Term:                     Monthly Rent + Tax:
Meredith & Larry Breault         2/1/02 - 1/31/05
C/o Management Recruiters                                        $1497.13 + CPI
756 SE Port St. Lucie Blvd.
Port St. Lucie, FL  34984
                                    Option Period:            Option Exercised:

                                    N/A                 Yes  [    ] No  [     ]


                                                        ----------------------

Lessee:                                     Description & Location of Property:
Choice Sanitation                           @ MRI Executive Center
                                           758 & 760 SE Port St. Lucie Blvd.
                                            Port St. Lucie, FL  34984


Lessor:                           Term:                     Monthly Rent + Tax:
Meredith & Larry Breault
C/o Management Recruiters          2/1/02-1/31/03            Initial: $372.72
756 SE Port St. Lucie Blvd.                       Option Period:  $662.50 + CPI
Port St. Lucie, FL  34984

                                    Option Period:            Option Exercised:

                                2/1/03 - 1/31/05      Yes  [ x  ]  No  [     ]

                                                        ----------------------



Lessee:                               Description & Location of Property:
                                      Storage & Dump Facility
                                      Lake Property  Legal Desc: Model Land
                                      Co's S/D of SEC 15 36 40 BLK 1
T & W Lakeside                        LOT 1 AND N1/2of LOTS 3, 4 AND 5 - LESS
                                      RD and Canal RS/W - (22.56
                                      AC) (OR 1316-1941:13 16-1945)


Lessor:                 Term:                               Monthly Rent + Tax:
James Taylor            Effective 1/1/03
302 Melton Drive              Month to month                      $200.00
Ft. Pierce, FL  34982

                          Option Period:                      Option Exercised:

                                                  Yes  [    ]       No  [     ]



Management feels that the present facilities, including the equipment yard in Ft. Pierce, are adequate for our present operations. Expansion into Palm Beach and Broward Counties will require an operations office and yard in Palm Beach County and eventually an operations yard in Broward County to serve Broward and then Volusia Counties. Provisional allocation for funding of these additional operation sites are included in the Use of Proceeds Section, Development Costs.

                               NUMBER OF EMPLOYEES


The company currently has 34 full-time employees. During the next twelve months Choice Waste System Holdings, Inc. plans to add approximately 25 employees.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

We will provide an annual report that includes our financial information to our shareholders. In connection with this prospectus, we intend to simultaneously request that we become an SEC "reporting company." In doing so, we will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. As a result of its "reporting" status, Choice Waste System Holdings, Inc. will become subject to SEC disclosure filing requirements and will be required to file its quarterly financial information on Form 10-Q and an annual report on Form 10-K. In addition, we will file Form 8-Ks and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event our obligation to file such reports is suspended under the Exchange Act.

The public may read and copy any materials that we file with the Securities and Exchange Commission ("SEC"), at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                             DESCRIPTION OF PROPERTY

All facilities are leased.  (See "Facilities" above).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


As reflected in the "Stock Ownership" table presented on page 10, ownership of each subsidiary from company start until merger date is detailed below.

Choice Sanitation LLC
(a Florida Limited Liability Company) ("Choice Sanitation LLC")
---------------------
From the time Choice Sanitation LLC was formed in August, 1997 until the merger date of November 29, 2002, all the stock ownership in the company was shared equally, 50%/50% by Will Cowdell and Tim Schweizer. After the merger, Mr. Cowdell received 1,498,626 shares and Mr. Schweizer received 1,498,627 shares in Choice Waste System Holdings, Inc.
Choice Sanitary Services of Florida, Inc. (a Florida Corporation)
("Choice Sanitary Services")
-----------------------------------------
From the time Choice Sanitary Services was formed in December of 2000 until the merger date of November 25, 2002, Will Cowdell owned 75% of the stock and the Taylor Group owned 25%. As a result of the merger, Mr. Cowdell received 23,333 shares and the Taylor Group received 7,778 shares of Choice Waste System Holdings, Inc.

American Waste LLC (a Florida Limited Liability Company)
("American Waste")
-------------------
From the time American Waste was formed in March 2002 until the merger date of November 29, 2002, Will Cowdell owned 50% of the stock and Todd McDorman owned 50%. As a result of the merger, Mr. Cowdell received 17,778 shares and Mr. McDorman received 17,778 shares of Choice Waste System Holdings, Inc.

T & W Lakeside, Inc.  (a Florida Corporation)
("T&W")
--------------------
From the time T & W was formed in January of 2002 until the merger date of November 25, 2002, The Taylor Group owned 75% of the stock and Will Cowdell owned 25%. As a result of the merger, the Taylor Group received 26,667 shares and Will Cowdell received 8,889 shares of Choice Waste System Holdings, Inc.

Summary of Stock Ownership at November 25, 2002 (Post Merger)
-------------------------------------------------------------
Following the above-listed mergers, the percentage of stock owned by  in Choice
 Waste System Holdings, Inc. is:

     Will Cowdell                   66.7%
         Tim Schweizer              22.2%
         Todd McDorman               3.3%
         Taylor Group                1.0%
         Others                      6.8%

Notes & Loans
-------------

Certain members/stockholders have provided loans to the companies as follows (see schedule included under "Capitalization"):

Will Cowdell, President and CEO of Choice Waste System Holdings,Inc.
--------------------------------------------------------------------
The loans to Choice Sanitary Services of Florida, Inc. bear interest at 10% payable monthly but have no fixed term of repayment. The loans to the other subsidiaries are non-interest bearing and have no fixed term of repayment.

Tim Schweizer, 50% owner of Choice Sanitation, LLC pre-merger.
--------------------------------------------------------------------

The notes issued by Choice Sanitation, LLC to Mr. Schweizer are as follows:

             Date                   Amount                     Monthly Payment
            -----                   ------                     ---------------
      December 31, 1998             $ 53,650.11                    $1,139.91
      January 22, 1999                25,000.00                       531.18
      February 26, 1999               12,000.00                       254.97
      March 15, 1999                  12,500.00                       265.59
      November 30, 1999              200,000.00                     4,249.41
      January 18, 2000               150,000.00                     4,840.08
      February 18, 2000               50,000.00                     1,062.36
      March 7, 2000                   50,000.00                     1,062.36
      March 10, 2000                  50,000.00                     1,062.36
      April 5, 2000                   50,000.00                     1,062.35
      April 5, 2000                  320,000.00                     6,799.05
      June 29, 2000                   35,000.00                       743.65
      August 18, 2000                 50,000.00                     1,062.35
      August 28, 2000                300,000.00                     6,374.11
      July 2, 2001                    50,000.00                     1,062.35
      September 20,2001               50,000.00                     1,062.35
                                        ---------
                                  $1,458,150.11
                                   =============
The notes bear interest at 10% and are secured by substantially all assets of the Company. The Company is in default on these notes as no payments have been made. The notes payable and related accrued interest of $385,602 was converted into 997,253 common shares of Choice Waste System Holdings, Inc. on the date of the merger.

Lease Payments to Related Parties
---------------------------------
Choice Waste System Holdings, Inc. leases the equipment yard/garage located at 1150 Bell Avenue in Ft. Pierce, Florida from Will Cowdell at a monthly rate of $1,050. See lease summary on page 42.
T & W Lakeside leases the lake property used as storage and dump facility located in St. Lucie County, Florida from shareholder James Taylor at a monthly rate of $200. See lease summary on page 40.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


Prior to this offering there are 4,497,975 shares outstanding held by 55 shareholders. Upon completion of this Offering, Choice Waste System Holdings, Inc. will have 7,497,975 shares of common stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with CWSH), will be subject to the limitations of Rule 144 promulgated under the Securities Act.


Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of CWSH, may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three-month period is not more than the greater of 1% of the volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of CWSH without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two-year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above.

                             EXECUTIVE COMPENSATION


As compensation for services to the Company as President, Will Cowdell receives an annualized salary of $215,000. The Company's Treasurer receives an annualized salary of $45,000. The Table 14 below reflects compensation from all companies for the period ending 12/31/02.

                                    Table 14

                              Summary Compensation



                                                                          Long-Term Compensation
                                     Annual Compensation                   Awards              Payouts

        (a)            (b)         (C)           (d)      (e)         (f)           (g)          (h)            (i)

                                                                                   Sec.
                                                                                Under-lying
                                                                  Restric-ted    Options/                    All Other
                                                                     Stock         SARs      LTD Payouts   Compensa-tion
                                  Salary       Bonus $  Other $     Award(s)         #            $              $

Name/Position          Year          $                                 $


Will Cowdell
Pres./CEO              2002     12,602 (1)        0        0           0             0            0              0

Gary Griffith

Treasurer              2002     12,050 (2)        0        0           0             0            0              0

(1)      FYE ending 12/31/02
     FYE ending 12/31/02



                                                               LEGAL MATTERS

Attorney Ledyard Dewees of Boca Raton, Florida, has rendered an opinion (which is filed as an exhibit to the registration statement of which this prospectus is a part) to the effect that the Shares, when issued and paid for as described herein, will constitute legally issued securities of the Company, fully paid and non-assessable.


    PART I.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION

The following financial statements are filed on pages F-1 - F-96:


Audited
-------
Choice Sanitation, LLC FYE 12/31/00 and FYE 12/31/01
American Waste, LLC Period Ended 9/30/02
T & W Lakeside, Inc. Nine Months Ended 9/30/02
 and Period Ended 12/31/01

Choice Waste System Holdings, Inc. Period Ended 9/30/02
Choice Sanitary Services of Florida, Inc. FYE 12/31/01
Choice Waste System Holdings, Inc.  FYE 12/31/02


Interim Financial Statements
----------------------------
Choice Sanitation, LLC  Nine Months Ended 9/30/02 and 9/30/01
Choice Sanitary
Services of Florida, Inc.  Nine months ended 9/30/02 and 9/30/01

Pro Forma Financial Information is provided on pages PF-1 - PF-11
-------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Choice Waste System Holdings, Inc.'s Articles of Incorporation and Florida law contain provisions relating to the indemnification of officers and directors. Generally, they provide that CWSH may indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except for an action by or in right of CWSH, by reason of the fact that he is or was a director, officer, employee or agent of CWSH. It must be shown that he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of CWSH. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his duty to CWSH.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The Registrant estimates that the expenses payable by it in connection with the Offering described in this Registration Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

         SEC registration fee                                             $ 243
         Printing and engraving expenses                                 4,500
         Accounting fees and expenses                                    30,000
         Legal fees and expenses                                         40,500
         Blue sky fees and expenses                                      3,000
         Miscellaneous                                                   1,757

         Total                                                         $80,000


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITES.


In June 2002, Choice Sanitation, LLC, issued a "Subscription and Indemnification Agreement" for the offering of 444,444 units of its membership at an offering price of $2.25 per unit with a minimum purchase of 2,222.22 units. As of September 30, 2002, 110,947 were sold for proceeds of $249,631. The offering was closed on December 1, 2002 at which time 317,392 shares had been sold for proceeds of $608,133. There were no other issuances of unregistered securities by Choice Waste System Holdings, Inc. or its subsidiaries within the past three years other than that related to the acquisition transactions detailed below and the transactions occurring in March and April 2003 as detailed in the last paragraph of this section.

In November 2002 the following acquisitions were made. Mr. Cowdell was the president and founder of all the companies involved in the acquisitions. Each company's equity value was determined based on its level of profitability and outstanding debt. Each partner received restricted stock in Choice Waste System Holdings, Inc. in exchange for their share of the business. Below is a breakdown of the terms of each acquisition. Copies of the Acquisition Agreements are included as Exhibits 21.1 - 21.5.



Acquisition                                              CWSH (1)         Value
        Date           Company Acquired                  Shares   @ $2.25/share
-----------            ----------------                ---------    -----------

11/25/02               Choice Sanitary Services of Florida, 31,111      $70,000
                       Inc.
                         ---------------------
                             Will Cowdell      75%              -----------
                             Taylor Group      25%                   23,333
                                                                      7,778

11/25/02               T & W Lakeside, Inc.                35,556       $80,000
                         ---------------------                    -----------
                            Will Cowdell      25%                    8,889
                             Taylor Group      75%                   26,667

11/27/02               Choice Sanitation LLC        2,997,253       $6,743,820
                         ---------------------                    -----------
                            Will Cowdell      50%                1,498,626
                             Tim Schweizer     50%                1,498,627

11/29/02               American Waste LLC             35,556            $80,000
                         ---------------------                      -----------
                            Will Cowdell      50%                   17,778
                               Todd McDorman     50%                   17,778


(1)      Choice Waste System Holdings, Inc.
              Upon acquisition as noted above, all four companies became wholly-owned subsidiaries of Choice Waste System Holdings, Inc.


During March and April 2003, the Company issued "Fixed Rate Convertible Promissory Notes" totaling $38,657. The notes are generally due 90 days from the date of the note. If the Company successfully completes the registration of its securities with the Securities and Exchange Commission, the holder of the note will be issued common shares equal to one common share for every $2.25 of principal. If the registration is not successful, the holder will be paid by the due date of the note. On April 21, 2003, the Company issued 22,222 common shares for cash totaling $50,000. In addition, the Company issued warrants for the right to purchase 13,333 common shares at an exercise price of $3.75 per share.


ITEM 27.  EXHIBITS

(a) The  following  exhibits are filed as part of this  Registration  Statement.
Note: Information required by Item 601(b)(4) appears in Exhibit 3.1 Articles of Incorporation. See Index to Exhibits page II-5.

All Exhibits were included in the previous filing of the registration statement (Amendment 1) and are not being refiled. There are no changes to the Exhibits since the last filing.


EXHIBIT
NUMBER                     DESCRIPTION

3.1      Articles of Incorporation
3.2      By-Laws
5.0      Opinion on Legality

10       Material Contracts
10.1     Franchise Agreement - St. Lucie County
10.2     Franchise Agreement - Martin County
10.3     Lease Agreement - Oleander Avenue, Ft. Pierce, FL
10.4     Lease Agreement - Bell Avenue, Ft. Pierce, FL
10.5     Lease Agreement - 762 SE Port St. Lucie Blvd.
10.6     Lease Agreement - 758 & 760 Port St. Lucie Blvd.
10.7     Lease Agreement - Lake Property
21                         Subsidiaries
21.1     Acquisition Agreement - Choice Sanitation LLC (1)
21.2     Acquisition Agreement - Choice Sanitation LLC (2)
21.3     Acquisition Agreement - American Waste LLC
21.4     Acquisition Agreement - T & W Lakeside, Inc.
21.5     Acquisition Agreement - Choice Sanitary Services of Florida, Inc.
99.1     Sample Service Contract


ITEM 28.  UNDERTAKINGS.

         The undersigned Company undertakes to:

         (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i)      Include any prospectus required by Section 10(a)(3) of the Securities
Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.
                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) File a post-effective amendment to remove from the registration any of the securities that remain unsold at the end of the offering.


         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Choice Waste System Holdings, Inc. pursuant to the provisions referred to under Item 24 of this Registration Statement, or otherwise, Choice Waste System Holdings, Inc. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by CWSH of expenses incurred or paid by a director, officer or a controlling person of CWSH in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (f) (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by CWSH under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

(1) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Port St. Lucie, State of Florida, on June 14, 2003.


                                            CHOICE WASTE SYSTEM HOLDINGS, INC.
                                            (Registrant)

                                         By: /s/ Will Cowdell
                                               Will Cowdell
                                               President
                              Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



/s/ Will Cowdell           Director                6/25/03
----------------           --------                -------
  Will Cowdell             Director                 Date


/s/ Gary Griffith          Treasurer               6/25/03
-----------------          ---------               -------
  Gary Griffith            Treasurer,               Date

                           Principal Financial
                           Officer, Director



--------
1 Estimated solely for the purpose of calculating the amount of the registration fee.